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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-75451 of AK Steel Corporation and Registration Statement No. 333-75451-01 of AK Steel Holding Corporation on Form S-4 of our report dated February 5, 1999 on the consolidated financial statements of Armco Inc. and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1998.

  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

August 2, 1999